Exhibit 99.4
                             Selected Information
                      Ford Credit Auto Owner Trust 2001-B
                   March 31, 2001 through December 31, 2001
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

           Class A-3        Class A-4        Class A-5        Class B
           Floating Rate    5.12%            5.36%            5.71%
           Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------



Principal
Paid       $519,878,118.36  $0.00            $0.00             $1,368,100,000.00

Interest
Paid       $ 39,902,127.10  $ 45,838,222.19  $ 19,873,595.51  $  6,357,978.70

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Total Servicing Fees Paid:  $ 28,801,745.58

